CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

First American Railways, Inc.
Hollywood, Florida

         We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated July 3, 1996, except for Notes 8
(i),(j),(k) and (l) which are as of October 29, 1996 relating to the financial statements of First American Railways, Inc., which is contained in that Prospectus.

         We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                                          /s/ BDO Seidman, LLP
                                                          --------------------
                                                              BDO Seidman, LLP

Miami, Florida
November 1, 1996